ARTICLES OF INCORPORATION
                                        OF
                        THE GROWTH FUND OF WASHINGTON, INC.

                               ARTICLE I
  THE UNDERSIGNED, Harry J, Lister, whose post office address is 1101 Vermont Avenue, N.W., Washington, D.C. 20005, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.
                               ARTICLE II
       Name
  The name of the Corporation is:
    THE GROWTH FUND OF WASHINGTON, INC.
                         ARTICLE III
    Purposes and Powers
  The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:
  (1) To conduct and carry on the business of an investment company of the management type.
  (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.
                                      -2-
  (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the general laws of the State of Maryland, by the Investment Company Act of 1940, as amended (the "1940 Act"), and by these Articles of Incorporation, as its Board of Directors may determine.
  (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the general laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation.
  (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, desirable or appropriate for, or incidental, related or conducive to, the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.
  The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.
                 ARTICLE IV
    Principal Office and Resident Agent
  The post office address of the principal office of the Corporation in the
                                      -3-
State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a Maryland corporation, and the post office address of the resident agent is 32 South Street,
Baltimore, Maryland   21202.
                            ARTICLE V
     Capital Stock
  (1) The total number of shares of capital stock that the Corporation shall be authorized to issue is Twenty-five Million (25,000,000) shares, of par value of One Cent ($0.01) per share, all of one class designated as Common Stock and of the aggregate par value of $250,000.
  (2) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares including without limitation the right to vote, the right to receive dividends or distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a certificate representing the fractional shares.
  (3) No holder of stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation that it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation or out of any shares of the capital
                                      -4-
stock of the Corporation acquired by it after the issuance thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.
  (4) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the
Corporation.
ARTICLE VI
Provisions for Defining, Limiting
and Regulating Certain Powers
 of the Corporation and of the
Directors and Shareholders
  (1) The number of directors of the Corporation shall be four (4), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall act until the first annual meeting of the Corporation and until their successors are duly elected and qualify are:
   James H. Lemon, Jr.
   Harry J. Lister
   Richard A. Ollen
   William B. Snyder
  (2) the Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable subject to such limitations as
                                      -5-
may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation, the Maryland General Corporation Law or the 1940 Act.
  (3) The Corporation shall indemnify any person who is or was a director or officer of the Corporation to the full extent permitted by the general laws of the State of Maryland, subject to the requirements of the 1940 Act.
  (4) The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability.
  (5) The Corporation may advance expenses to a director or officer of the Corporation who is a party to any action, suit or proceeding in or arising out of his position in advance of the final disposition of such action, suit or proceeding to the full extent permitted by law.
  (6) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.
                             ARTICLE VII
      Redemption
  Each holder of shares of capital stock of the Corporation shall be entitled
                                      -6-
to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation at the redemption price of such shares as in effect from time to time, subject to the right of the Board of
Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the time of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by, or pursuant to the direction of, the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Payment of the redemption price shall be made in cash or by check on current funds, or in assets other than cash, by the Corporation, at such time and in such manner as may be determined, from time to time, by the Board of Directors.
                       ARTICLE VIII
     Determination Bonding
  Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the proprietary thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or
                                      -7-
cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the establishment or designation of procedures or methods to be employed for valuing any asset of the Corporation and as to the value of any asset, as to the funds available for the declaration of dividends and as to the declaration of dividends, as to the price of any security owned by the Corporation, as to the estimated expense to the Corporation in connection with purchases or redemptions of its shares, as to the ability to liquidate investments in orderly fashion or as to any other matters relating to the issue, sale, purchase or redemption or other acquisition or disposition of investments or shares of capital stock of the Corporation or the determination of the net asset value per share of shares of the stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short" or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b)
                                      -8-
protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
                           ARTICLE IX
     Amendment
  The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock. Any amendment to these Articles of Incorporation shall be approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast thereon.
  IN WITNESS WHEREOF, the undersigned incorporator of WASHINGTON AREA GROWTH FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information and belief the matters and facts set forth therein are true in all material respects under the penalties of perjury.
   Dated this 25th day of July, 1985, as amended.
      ___________________________
               Harry J. Lister